Exhibit 99.6

[Salon logo]


Investor Contact:
Conrad Lowry
Chief Financial Officer
(415) 645-9317
investor@salon.com

                               FOR IMMEDIATE RELEASE
                               ---------------------

              SALON REPORTS SECOND QUARTER FISCAL YEAR 2006 RESULTS

          RECORDS QUARTERLY INCREASE IN REVENUES OF 32% TO $1.7 MILLION
                         AND A NET LOSS OF $0.2 MILLION

               QUARTER ADVERTISING REVENUES UP 64% OVER A YEAR AGO

        UNVEILS NEW WEBSITE REDESIGN AND LAUNCHES NEW EDITORIAL FEATURES

SAN FRANCISCO, Calif. --- November 10, 2005 --- Salon Media Group, Inc. (SALN.OB), an Internet media company, announced today a net loss attributable to common stockholders of $0.2 million for its second quarter ended September 30, 2005, compared to a net profit attributable to common stockholders of $1.0 million for its second quarter the year before. The results for the quarter ended September 30, 2004 included a non-cash benefit of $1.6 million from re-valuing warrants and non-cash charges of $0.2 million, for a net non-cash benefit of $1.4 million.

Total revenues for the quarter ended September 30, 2005 were $1.7 million, an increase of 32% from $1.3 million a year ago, with advertising revenues increasing 64% to $0.9 million from $0.5 million a year ago. The increase in advertising revenues is attributed to an industry wide improvement in Internet advertising.

On a non-GAAP pro forma basis, excluding non-cash and non-recurring charges, Salon recorded a nominal $33,000 loss attributable to common stockholders for the quarter compared to a loss of $0.4 million in the prior year period.

"Salon is making steady progress, with a year-to-date pro forma loss of just $36,000," stated Elizabeth Hambrecht, Salon's CEO and President. "We are optimistic about the prospect of realizing a solid third quarter and potentially ending our fiscal year in March 31, 2006 on a positive note," she continued.

Editor-in-Chief Joan Walsh noted the Website's strong editorial performance of late, including a site redesign and the addition of new editorial features, such as Broadsheet, a women's blog, and automatic reader posting of letters and comments. "We had an excellent quarter editorially, with very strong traffic, especially to our Hurricane Katrina and CIA leak-scandal coverage," Walsh noted. "The redesigned website let us build on that new interest and energy, and let our readers more fully into the debate."

With its 10th anniversary coming up in mid-November, Salon is also about to unveil two new features: VideoDog, a ground-breaking video blog, and a new technology daily feature called "How the World Works," by Salon technology writer Andrew Leonard. "After years of cutting back, we're able to add smart new features based on what we know our readers want from us," Walsh added. "I'm very excited about our next 10 years."

A reconciliation of net profit (loss) attributable to common stockholders calculated in accordance with generally accepted accounting principles in the United States of America (GAAP) and pro forma net income (loss) attributable to common stockholders is provided immediately following the consolidated statements of operations. These pro forma measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. Salon believes that the presentation of pro forma results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Readers of Salon's consolidated financial statements are advised to review and carefully consider the financial information prepared in accordance with GAAP contained in this press release and Salon's periodic filings with the Securities and Exchange Commission.

Future Periods Guidance:
Salon does not believe that the quarter or six months ended September 30, 2005 GAAP and non-GAAP financial results should be considered predictive of future quarter or year results.

Salon forecasts that it will most likely report a net profit for its quarter ending December 31, 2005 and cannot accurately predict its results for future quarters. Due to seasonality, Salon estimates that total revenues for its quarter ending December 31, 2005 will be $1.9 - $2.2 million, with advertising sales comprising $1.2 - $1.5 million of the total. Currently, Salon has $1.2 million of firm commitments to serve advertisements during the quarter ending December 31, 2005. Salon cannot accurately predict total revenues after December 31, 2005 owing to the relatively short time frame in which advertising orders are secured and when they run on our Website and the lack of significant long-term advertising orders.

Salon anticipates Salon Premium revenues of approximately $0.5 million and other sources of revenues of approximately $0.2 million for its quarter ending December 31, 2005.

About Salon Media Group, Inc.:

Founded in 1995, Salon is an Internet publishing company. Salon's award-winning journalism combines original investigative stories and provocative personal essays along with quick-take commentary and staff-written Weblogs about politics, technology, culture and entertainment. Committed to interactivity, the Website also hosts two online communities, Table Talk and The Well, a user blogging program. During the current fiscal year, Salon has added three new features, the daily music download column Audiofile, the Daou Report, an opinionated guide to the blogosphere and the ability to automatically submit Letters to the Editor.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results of Salon. Factors that could cause actual results to differ materially from those described herein include: the economic environment of the media industry; the difficulty in securing on-line advertising; growth in subscription revenue programs; uncertain revenue sources and the general economic environment. More detailed information about these factors is set forth in the reports filed by Salon with the Securities and Exchange Commission. Salon is under no obligation to and expressly disclaims any such obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. We do not believe that our reported results should be considered predictive of future period or full year results.

Note: Salon is a trademark and a registered trademark of Salon Media Group, Inc. All other company and product names mentioned are trademarks of their respective owners.

                             SALON MEDIA GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                             Three Months Ended         Six Months Ended
                                                                September 30              September 30
                                                           ----------------------    ----------------------
                                                              2005         2004         2005         2004
                                                           ---------    ---------    ---------    ---------
Net revenues                                               $   1,654    $   1,256    $   3,284    $   2,989
                                                           ---------    ---------    ---------    ---------

Operating expenses:
      Production and content                                   1,040        1,004        2,093        2,204
      Sales and marketing                                        348          387          665          855
      Research and development                                   189          156          373          291
      General and administrative                                 238          133          449          361
                                                           ---------    ---------    ---------    ---------
            Total operating expenses                           1,815        1,680        3,580        3,711
                                                           ---------    ---------    ---------    ---------

Loss from operations                                            (161)        (424)        (296)        (722)

Other income (expense), net                                        1          720           20          447
                                                           ---------    ---------    ---------    ---------
Net profit (loss)                                               (160)         296         (276)        (275)
Preferred deemed dividend                                          -          722            -          129
                                                           ---------    ---------    ---------    ---------
Net profit (loss) attributable to common stockholders      $    (160)   $   1,018    $    (276)   $    (146)
                                                           =========    =========    =========    =========

Basic net profit (loss) per share
      attributable to common stockholders                  $   (0.01)   $    0.07    $   (0.02)   $   (0.01)

Diluted net profit (loss) per share
      attributable to common stockholders                  $   (0.01)   $    0.00    $   (0.02)   $   (0.01)

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                            Three Months Ended                        Six Months Ended
                                                            September 30, 2005                       September 30, 2005
                                                  --------------------------------------    --------------------------------------
                                                    As (1)                       Pro          As (1)                       Pro
                                                   Reported        Adj.         Forma        Reported        Adj.         Forma
                                                  ----------    ----------    ----------    ----------    ----------    ----------
Net revenues                                      $    1,654    $        -    $    1,654    $    3,284    $        -    $    3,284
                                                  ----------    ----------    ----------    ----------    ----------    ----------

Operating expenses:
     Production and content                            1,040           (30)        1,010         2,093           (90)        2,003
     Sales and marketing                                 348           (59)          289           665          (106)          559
     Research and development                            189           (35)          154           373           (38)          335
     General and administrative                          238            (3)          235           449            (6)          443
                                                  ----------    ----------    ----------    ----------    ----------    ----------
         Total operating expenses                      1,815          (127)        1,688         3,580          (240)        3,340
                                                  ----------    ----------    ----------    ----------    ----------    ----------


Loss from operations                                    (161)          127           (34)         (296)          240           (56)

Other income (expense), net                                1             -             1            20             -            20
                                                  ----------    ----------    ----------    ----------    ----------    ----------
Net loss                                                (160)          127           (33)         (276)          240           (36)

Preferred deemed dividend                                  -             -             -             -             -             -
                                                  ----------    ----------    ----------    ----------    ----------    ----------
Net profit (loss) attributable to
     common stockholders                          $     (160)   $      127    $      (33)   $     (276)   $      240    $      (36)
                                                  ==========    ==========    ==========    ==========    ==========    ==========
Basic and diluted net profit (loss) per share
     attributable to common stockholders          $    (0.01)                 $    (0.00)   $    (0.02)                 $    (0.00)


(1) In accordance with accounting principles generally accepted in the United States

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                             Three Months Ended                      Six Months Ended
                                                             September 30, 2004                     September 30, 2004
                                                    -----------------------------------    -----------------------------------
                                                      As (1)                     Pro         As (1)                     Pro
                                                     Reported       Adj.        Forma       Reported       Adj.        Forma
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Net revenues                                        $   1,256    $       -    $   1,256    $   2,989    $       -    $   2,989
                                                    ---------    ---------    ---------    ---------    ---------    ---------

Operating expenses:
     Production and content                             1,004           72        1,076        2,204          (69)       2,135
     Sales and marketing                                  387         (136)         251          855         (297)         558
     Research and development                             156          (10)         146          291          (18)         273
     General and administrative                           133           62          195          361           21          382
                                                    ---------    ---------    ---------    ---------    ---------    ---------
         Total operating expenses                       1,680          (12)       1,668        3,711         (363)       3,348
                                                    ---------    ---------    ---------    ---------    ---------    ---------


Loss from operations                                     (424)          12         (412)        (722)         363         (359)

Other income (expense), net                               720         (694)          26          447         (311)         136
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Net loss                                                  296         (682)        (386)        (275)          52         (223)

Preferred deemed dividend                                 722         (722)           -          129         (129)           -
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Net profit (loss) attributable to
     common stockholders                            $   1,018    $  (1,404)   $    (386)   $    (146)   $     (77)   $    (223)
                                                    =========    =========    =========    =========    =========    =========
Basic net profit (loss) per share attributable to
     common stockholders                            $    0.07                 $   (0.03)   $   (0.01)                $   (0.02)
Diluted net profit (loss) per share attributable
     to common stockholders                         $    0.00                 $   (0.03)   $   (0.01)                $   (0.02)


(1) In accordance with accounting principles generally accepted in the United States

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)
                                   (Unaudited)

                                                                   Three Months Ended         Six Months Ended
                                                                      September 30,             September 30,
                                                                 ----------------------    ----------------------
                                                                    2005         2004         2005         2004
                                                                 ---------    ---------    ---------    ---------
Net profit (loss) attributable to common stockholders            $    (160)   $   1,018    $    (276)   $    (146)

Less:
    Charges (benefits) resulting from re-valuing warrants
       issued in conjunction with operations                             -         (896)           -         (406)
    Utilization prepaid advertising rights                              54          131           98          281
    Depreciation and amortization charges                               59           84           80          178
    Stock compensation charges                                          14            -           62            -
    Allowance for doubtful accounts charges (benefits)                   -           (1)           -           (1)
    Preferred deemed dividend charges (benefits) from
       re-valuing warrants issued to preferred stockholders              -         (745)           -         (347)
    Preferred deemed dividend charge from issuance of
       preferred stock                                                   -           23            -          218
                                                                 ---------    ---------    ---------    ---------
Pro forma net loss attributable to common stockholders           $     (33)   $    (386)   $     (36)   $    (223)
                                                                 =========    =========    =========    =========

                             SALON MEDIA GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)

                                                              September 30,     March 31,
                                                                  2005            2005
                                                               (Unaudited)
                                                               -----------    -----------
Assets
     Current assets:
          Cash and cash equivalents                            $       374    $       686
          Accounts receivable, net                                     786            623
          Prepaid expenses, and other current assets                   136            232
                                                               -----------    -----------
                Total current assets                                 1,296          1,541
     Property and equipment, net                                       164            191
     Prepaid advertising rights                                      3,872          3,970
     Goodwill                                                          200            200
     Other assets                                                      169            167
                                                               -----------    -----------
                Total assets                                   $     5,701    $     6,069
                                                               ===========    ===========
Liabilities and stockholders' equity
     Current liabilities:
          Accounts payable and accrued liabilities                     624            788
          Deferred revenue                                             944          1,047
                                                               -----------    -----------
                Total current liabilities                            1,568          1,835
     Other long-term liabilities                                       133             82
                                                               -----------    -----------
                Total liabilities                                    1,701          1,917
                                                               -----------    -----------

Stockholders' equity:
     Common stock                                                       15             15
     Preferred stock                                                     -              -
     Additional paid-in-capital                                     95,573         95,430
     Unearned compensation                                             (19)             -
     Accumulated deficit                                           (91,569)       (91,293)
                                                               -----------    -----------
           Total stockholders' equity                                4,000          4,152
                                                               -----------    -----------
                Total liabilities and stockholders' equity     $     5,701    $     6,069
                                                               ===========    ===========